Registration No. 333-

As filed with the Securities and Exchange Commission on November 6, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANGIODYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3146460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

603 Queensbury Avenue

Queensbury, New York 12804

(Address of Principal Executive Offices) (Zip Code)

AngioDynamics, Inc. 2004 Stock and Incentive Award Plan

(Full title of the plan)

Eamonn P. Hobbs

AngioDynamics, Inc.

603 Queensbury Avenue

Queensbury, New York 12804

(Name and address of agent for services)

(518) 798-1215

(Telephone number, including area code, of agent for service)

Copy to:

Scott M. Tayne, Esq.

Davies Ward Phillips & Vineberg LLP

625 Madison Avenue, 12th Floor

New York, New York 10022

Calculation of Registration Fee

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value, $.01 per share	1,000,000 Shares	$21.945	$21,945,000	$2,348.12
Total	1,000,000 Shares		$21,945,000	$2,348.12

(1)	Includes preferred stock purchase rights which, until events specified in the registrant’s rights agreement occur, will not be exercisable or evidenced separately from the common stock. Value attributed to such rights, if any, is reflected in the market price of the common stock.
(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereby such indeterminate number of shares of common stock as may become issuable by reason of the operation of the anti-dilution provisions of the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan.
(3)	Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the registrant’s common stock as reported by The Nasdaq Stock Market on October 31, 2006.

EXPLANATORY NOTE

On October 28, 2004, AngioDynamics, Inc. (the “Company” or “Registrant”) registered 1,000,000 shares of its common stock par value $0.01 per share (“Common Stock”) issuable under the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan (the “2004 Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-120057). This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register an additional 1,000,000 shares of Common Stock issuable under the 2004 Plan.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-120057) filed with the Securities and Exchange Commission on October 28, 2004, are incorporated herein by reference.

PART II

ITEM 8. EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Davies Ward Phillips & Vineberg LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Davies Ward Phillips & Vineberg LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Queensbury, State of New York, on the 6th day of November, 2006.

AngioDynamics, Inc.

By:	/s/ Eamonn P. Hobbs
Eamonn P. Hobbs
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eamonn P. Hobbs and Joseph G. Gerardi, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eamonn P. Hobbs Eamonn P. Hobbs	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2006

/s/ Joseph G. Gerardi Joseph G. Gerardi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2006

/s/ Paul S. Echenberg Paul S. Echenberg	Chairman of the Board, Director	November 6, 2006

/s/ Jeffrey G. Gold Jeffrey G. Gold	Director	November 6, 2006

/s/ David P. Meyers David P. Meyers	Director	November 6, 2006

/s/ Howard W. Donnelly Howard W. Donnelly	Director	November 6, 2006

/s/ Dennis S. Meteny Dennis S. Meteny	Director	November 6, 2006

/s/ Robert E. Flaherty Robert E. Flaherty	Director	November 6, 2006

/s/ Gregory D. Casciaro Gregory D. Casciaro	Director	November 6, 2006

/s/ Peter J. Graham		November 6, 2006
Peter J. Graham	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Davies Ward Phillips & Vineberg LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Davies Ward Phillips & Vineberg LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)